Exhibit 4.3
EXECUTION VERSION
          Replacement Capital Covenant, dated as of December 14, 2006 (this “Replacement Capital Covenant”), by RAM Holdings Ltd., a Bermuda exempted company (together with its successors and assigns, the “Company”), in favor of and for the benefit of each Covered Debtholder (as defined below).
Recitals
          A. On the date hereof, the Company is issuing 75,000 shares of its “Series A Preference Shares,” having an aggregate liquidation preference of $75,000,000 (the “Shares”).
          B. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Offering Memorandum, dated December 7, 2006 (the “Offering Memorandum”), relating to the Shares.
          C. The Company is entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Company be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.
          D. The Company acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Company and that, were the Company to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.
          Now, Therefore, the Company hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.
          SECTION 1. Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.
          SECTION 2. Limitations on Redemption and Purchase of Shares. The Company hereby promises and covenants to and for the benefit of each Covered Debtholder that neither the Company, nor any Subsidiary of the Company shall redeem or purchase any of the Shares prior to the Termination Date except to the extent that the applicable redemption or purchase price does not exceed the sum of the following amounts:
          (a) the Applicable Percentage of the aggregate amount of net cash proceeds received by the Company and its Subsidiaries since the most recent Measurement Date (without double counting proceeds received in any prior Measurement Period) from the sale of Common Stock and rights to acquire Common Stock to Persons other than the Company and its Subsidiaries; plus

          (b) the Applicable Percentage of the aggregate amount of net cash proceeds received by the Company and its Subsidiaries since the most recent Measurement Date (without double counting proceeds received in any prior Measurement Period) from the sale of Mandatorily Convertible Preference Shares, Debt Exchangeable for Equity and Qualifying Capital Securities to Persons other than the Company and its Subsidiaries
          SECTION 3. Covered Debt. (a) The Company represents and warrants that the Initial Covered Debt is Eligible Debt.
          (b) On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Company shall identify each series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:
     (i) the Company shall identify each series of its then outstanding long-term indebtedness for money borrowed that is Eligible Debt;
     (ii) if only one series of the Company’s then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;
     (iii) if the Company has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Company shall identify the series that has the latest occurring final maturity date as of the date the Company is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the related Redesignation Date;
     (iv) if the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clauses (ii) and (iii) above has an aggregate outstanding face amount of less than $100,000,000, and the Company has one or more additional series of outstanding indebtedness for money borrowed that is Eligible Subordinated Debt as of any Redesignation Date, then the Company shall also designate, in reverse chronological order of final maturity dates, such additional outstanding series of Eligible Subordinated Debt as Covered Debt as of such Redesignation Date and, if the aggregate principal amount of Covered Debt so designated totals less than $100,000,000, the Company shall also designate, in reverse chronological order of final maturity dates, any additional outstanding series of Eligible Senior Debt as Covered Debt as of such Redesignation Date, provided that not more than $100,000,000 principal amount of Eligible Subordinated Debt need be designated Covered Debt on any Redesignation Date;
     (v) each series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii), (iii) and

(iv) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b);
     (vi) notwithstanding the foregoing, if the Company issues a series of long-term indebtedness for money borrowed with an outstanding principal amount of at least $100,000,000 that is Eligible Debt at a time when the aggregate principal amount of all Covered Debt is less than $100,000,000, then the date of issuance of such series of long-term indebtedness shall be a Redesignation Date and such new series of Eligible Debt shall, as of such Redesignation Date, immediately be designated to be the Covered Debt and all existing Covered Debt will at the same time cease to be Covered Debt; and
     (vii) in connection with any identification of a new series of Covered Debt, the Company shall, as provided for in Section 3(c), give a notice and file with the Commission a current report on Form 8-K including or incorporating by reference this Replacement Capital Covenant as an exhibit within the time frame provided for in such section.
          (c) Notice. In order to give effect to the intent of the Company described in Recital D, the Company covenants that (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, it shall (x) give notice to the Holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (y) file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a Form 8-K under the Securities Exchange Act; (ii) so long as the Company is a reporting company under the Securities Exchange Act, the Company will include in each annual report filed with the Commission on Form 10-K under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify each series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Form 10-K is filed with the Commission; (iii) if a series of the Company’s long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, the Company shall give notice of such occurrence within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and, so long as the Company is a reporting company under the Securities Exchange Act, report such change in a current report on Form 8-K including or incorporating by reference this Replacement Capital Covenant, and include the information required by clause (ii) of this Section 3(c) in the Company’s next quarterly report on Form 10-Q or annual report on Form 10-K, as applicable; (iv) if, and only if, the Company ceases to be a reporting company under the Securities Exchange

Act, the Company shall post on its website the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c); and (v) promptly upon request by any Holder of Covered Debt, the Company shall provide such Holder with an executed copy of this Replacement Capital Covenant.
          SECTION 4. Termination, Amendment and Waiver. (a) The obligations of the Company pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of (i) the date, if any, on which the Holders of a majority by principal amount of the then-effective series’ of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of the Company hereunder, (ii) the date on which the Company ceases to have any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (without giving effect to the rating requirement in clause (b) of the definition of each such term, (iii) the date on which no Series A Preference Shares shall be outstanding and (iv) December 15, 2046. From and after the Termination Date, the obligations of the Company pursuant to this Replacement Capital Covenant shall be of no further force or effect.
          (b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Company with the consent of the Holders of a majority by principal amount of the then-effective series’ of Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Company (and without the consent of the Holders of the then-effective series’ of Covered Debt) if (i) such amendment eliminates Common Stock or Mandatorily Convertible Preference Shares as a security or securities covered by clause (i) or (ii) of Section 2 and the Company has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Company’s earnings per share as calculated for financial reporting purposes or (ii) such amendment or supplement is not adverse to the Holders of the then-effective series’ of Covered Debt and an officer of the Company has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the Holders of the then-effective series’ of Covered Debt.
          (c) For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement the obligations of the Company under this Replacement Capital Covenant shall be the Holders of the then-effective Covered Debt as of a record date established by the Company that is not more than 30 days prior to the date on which the Company proposes that such termination, amendment or supplement becomes effective.

          SECTION 5. Miscellaneous. (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.
          (b) This Replacement Capital Covenant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by the Company that any Person who is a Covered Debtholder at the time such Person acquires, holds or sells Covered Debt shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person holds such series of long-term indebtedness for borrowed money at the time the Company violates its covenants in Section 2 and such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Company has violated its covenants in Section 2, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt). Except as specifically provided herein, this Replacement Capital Covenant shall have no other beneficiaries, and no other Persons are entitled to rely on this Replacement Capital Covenant.
          (c) All demands, notices, requests and other communications to the Company under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Company, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Company by a national or international courier service, on the date of receipt by the Company (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to the Company at the address set forth below, or at such other address as the Company may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:
RAM Holdings Ltd.
RAM Re House
46 Reid Street
Hamilton, HM 12 Bermuda
Attn: Victoria W. Guest
Facsimile: (441) 296-6509
with a copy to:
LeBoeuf, Lamb, Greene & MaCrae LLP
125 West 55th Street
New York, New York 10019
Attn: Michael Groll
Facsimile: (212) 649-0999

          The Company has caused this Replacement Capital Covenant to be executed by its duly authorized officer, on the day and year first above written.

RAM HOLDINGS, LTD.
By:	/s/ Vernon M. Endo
	Name:	Vernon M. Endo
	Title:	President and Chief Executive Officer
	Date:	December 14, 2006

Schedule 1
Definitions
          “Alternative Payment Mechanism” means, with respect to any securities or combination of securities (together in this definition, “such securities”), provisions in the related transaction documents requiring the Company to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such securities and apply the proceeds to pay unpaid Distributions on such securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which the Company pays current Distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period, and that
     (a) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by the Company or any of its Subsidiaries as consideration for such securities) that the Company has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities, up to the Preferred Cap (as defined in paragraph (f), below) in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Perpetual Preference Shares;
     (b) permit the Company to pay current Distributions on any Distribution Date out of any source of funds but (x) require the Company to pay deferred Distributions only out of eligible proceeds and (y) prohibit the Company from paying deferred Distributions out of any source of funds other than eligible proceeds, unless (if the Company elects to so provide in the terms of such securities) any applicable regulatory authority directs otherwise;
     (c) if deferral of Distributions continues for more than one year, require the Company not to redeem or repurchase any securities of the Company that on a bankruptcy or liquidation of the Company rank pari passu with or junior to such securities until at least one year after all deferred Distributions have been paid;
     (d) notwithstanding the foregoing provision, if any applicable regulatory authority disapproves the issuer’s sale of APM Qualifying Securities, may (if the Company elects to so provide in the term of such securities) permit the Company to pay deferred Distributions from any source without a breach of its obligations under the transaction documents;
     (e) if any applicable regulatory authority does not disapprove the Company’s issuance and sale of APM Qualifying Securities but disapproves the use of the proceeds thereof to pay deferred Distributions, may (if the Company elects to so provide in the terms of such securities) permit the Company to use such proceeds for other purposes and to continue to defer Distributions without a breach of its obligations under the transaction documents; and
     (f) limit the obligation of the Company to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities up to:
     (i) in the case of APM Qualifying Securities that are Common Stock or rights to purchase Common Stock, an amount from the issuance thereof pursuant to the Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to the Alternative Payment Mechanism) with respect to deferred Distributions attributable to the first five years of any deferral period equal to 2% of the total number of issued and outstanding shares of Common Stock as of the date of the Company’s most recent publicly available consolidated financial statements (the “Common Cap”), provided (and it being understood) that the Common Cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) which shall be not later than the ninth anniversary of the commencement of such deferral period; and
     (ii) in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Perpetual Preference Shares, an amount from the issuance thereof pursuant to the related Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to such Alternative Payment Mechanism) equal to 25% of the initial principal or stated amount of the securities that are the subject of the related Alternative Payment Mechanism (the “Preferred Cap”);
provided (and it being understood) that:
     (g) the Company shall not be obligated to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (h) if, due to a Market Disruption Event or otherwise, the Company is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the Company will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and
     (i) if the Company has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the

Company from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities, or on such other basis as any applicable regulatory authority may approve.
          “APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism, one or more of the following (as designated in the transaction documents for the Qualifying Capital Securities that include an Alternative Payment Mechanism or Debt Exchangeable for Equity):
          (a) Common Stock;
          (b) rights to purchase Common Stock; or
          (c) Qualifying Non-Cumulative Perpetual Preference Shares;
provided (and it being understood) that if the APM Qualifying Securities for any Alternative Payment Mechanism include both Common Stock and rights to purchase Common Stock, such Alternative Payment Mechanism may permit, but need not require, the Company to issue rights to purchase Common Stock.
          “Applicable Percentage” means:
     (a) in the case of any Common Stock or rights to acquire Common Stock, 100 divided by (i) 75% with respect to any repayment, redemption or repurchase prior to December 15, 2016, (ii) 50% with respect to any repayment, redemption or repurchase on or after December 15, 2016 and prior to December 15, 2036 and (iii) 25% with respect to any repayment, redemption or repurchase on or after December 15, 2036 (for example, prior to December 15, 2016, the Applicable Percentage in the case of such securities will be 133.33%);
     (b) in the case of any Mandatorily Convertible Preference Shares or Debt Exchangeable for Equity, 75 divided by (i) 75% with respect to any repayment, redemption or repurchase prior to December 15, 2016, (ii) 50% with respect to any repayment, redemption or repurchase on or after December 15, 2016 and prior to December 15, 2036 and (iii) 25% with respect to any repayment, redemption or repurchase on or after December 15, 2036 (for example, on or after December 15, 2016 and prior to December 15, 2036, the Applicable Percentage in the case of such securities will be 150%);
     (c) in the case of any Qualifying Capital Securities described in clause (a) of the definition of that term, 75 divided by (i) 75% with respect to any repayment, redemption or repurchase prior to December 15, 2016, (ii) 50% with respect to any repayment, redemption or repurchase on or after December 15, 2016 and prior to December 15, 2036 and (iii) 25% with respect to any repayment, redemption or repurchase on or after December 15, 2036 (for example, after December 15, 2036, the Applicable Percentage in the case of such securities will be 300%);
     (d) in the case of any Qualifying Capital Securities described in clause (b) of the definition of that term, 50 divided by (i) 50% with respect to any repayment, redemption or repurchase on or after December 15, 2016 and prior to December 15, 2036, and (ii) 25% with respect to any repayment, redemption or repurchase on or after December 15, 2036 (for example, after December 15, 2036, the Applicable Percentage in the case of such securities will be 200%); and in the case of any Qualifying Capital Securities described in clause (c) of the definition of that term, 100%.
          “Business Day” means each day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York and Hamilton, Bermuda are authorized or required by law or executive order to remain closed.
          “Commission” means the United States Securities and Exchange Commission.
          “Common Shares” means common shares of the Company (including common shares issued pursuant to the Company’s employee benefit plans and any dividend reinvestment plan).
          “Company” has the meaning specified in the introduction to this instrument.
          “Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, each series of Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.
          “Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that holds Covered Debt for so long as the long-term indebtedness for money borrowed that such Person holds is Covered Debt.
          “Debt Exchangeable for Equity” means a security or combination of securities (together in this definition, “such securities”) that:
     (ii) gives the holder a beneficial interest in (a) subordinated debt securities of the Company that include a provision requiring the Company to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising proceeds at least equal to the deferred Distributions on such subordinated debt securities commencing not later than two years after initial issuance of such securities and that are the most junior subordinated debt of the Company (or rank pari passu with the most junior subordinated debt of the Company) and (b) a fractional interest in a stock purchase contract for a share of Qualifying Non-Cumulative Perpetual Preference Shares that ranks pari passu with or junior to all other preferred stock of the Company;
     (iii) provides that the investors directly or indirectly grant to the Company a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase Qualifying Non-Cumulative Perpetual Preference Shares pursuant to such stock purchase contracts;
     (iv) includes a remarketing feature pursuant to which the subordinated debt of the Company is remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of the security (or combination of securities) or earlier in the event of an early settlement event based on one or more financial tests or other express terms set forth in the terms of such securities or related transaction agreements;
     (v) provides for the proceeds raised in the remarketing to be used to purchase Qualifying Non-Cumulative Perpetual Preference Shares under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by the Company foreclosing on its subordinated debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Equity;
     (vi) includes a replacement capital covenant substantially similar to this Replacement Capital Covenant that will apply to such securities and to the Qualifying Non-Cumulative Perpetual Preference Shares and will not include Debt Exchangeable for Equity in the definition of “qualifying capital securities”; and
     (vii) after the issuance of such Qualifying Non-Cumulative Perpetual Preference Shares, provides the holder of the security with a beneficial interest in such preferred stock of the Company.
          “Distribution Date” means, as to any securities or combination of securities, the dates on which Distributions on such securities are scheduled to be made.
          “Distribution Period” means, as to any securities or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.

          “Distributions” means, as to a security or combination of securities, dividends, interest or other income distributions to the holders thereof that are not Subsidiaries of the Company.
          “Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.
          “Eligible Senior Debt” means, at any time, each series of outstanding long-term indebtedness for money borrowed of the Company that (a) upon a bankruptcy, liquidation, dissolution or winding up of the Company, ranks most senior among the Company’s then outstanding classes of indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the Company has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a) and (c) that is then assigned a rating by at least one NRSRO) and (c) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the Company, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the Company’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.
          “Eligible Subordinated Debt” means, at any time, each series of the Company’s then-outstanding long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the Company, ranks subordinate to the Company’s then outstanding series of indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the Company has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a) and (c) that is then assigned a rating by at least one NRSRO) and (c) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the Company, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the Company’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.
          “Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Company with respect to such Covered Debt.

          “Initial Covered Debt” means the Company’s outstanding $40,000,000 aggregate principal amount of 6.875% Senior Notes due 2024.
          “Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the Company has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the Company under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the Company will redeem or repurchase such securities only with the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or repurchase that are as or more equity-like than the securities then being redeemed or repurchased, raised within 180 days prior to the applicable redemption or repurchase date.
          “Mandatorily Convertible Preference Shares” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into Common Stock of the Company within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.
          “Mandatory Trigger Provision” means, as to any security or combination of securities (together in this definition, “securities”), provisions in the terms thereof or of the related transaction agreements that (A) require, or at its option in the case of qualifying non-cumulative perpetual preference shares permit, the issuer of such securities to make payment of Distributions on such securities only pursuant to the issue and sale of APM Qualifying Securities, within one year of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that if the APM Qualifying Securities issued and sold are Qualifying Non-Cumulative Perpetual Preference Shares the amount of the net proceeds of Qualifying Non-Cumulative Perpetual Preference Shares which the issuer may apply to pay such Distributions pursuant to such provision may not exceed 25% of the initial liquidation or principal amount of such securities, (B) if the APM Qualifying Securities are Common Stock or rights to acquire Common Stock, prohibit the issuer from repurchasing any Common Stock prior to the date six months after the issuer applies the net proceeds of the sales described in clause (A) to pay such unpaid Distributions in full, and (C) upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the Company, limit the claim of the holders of such securities (other than qualifying non-cumulative perpetual preference shares) to Distributions that accumulate during a period in which the Company fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements to (x) 25% of the principal amount of such securities then outstanding in the case of securities not permitting the issuance and sale pursuant to the provisions described in clause (A) above of securities other than Common Stock or rights to acquire Common Stock or (y) two years of accumulated and unpaid Distributions (including compounded amounts thereon) in all other cases. No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision or as a result of the issuer’s exercise of its right under an Optional Deferral Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.
          “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
     (a) the Company would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities and such consent or approval has not yet been obtained notwithstanding the Company’s commercially reasonable efforts to obtain such consent or approval;
     (b) trading in securities generally on the Nasdaq National Market or any other national securities exchange or over-the-counter market on which the Common Stock and/or the Company’s preferred stock is then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Common Shares and/or the Company’s preference shares;
     (c) a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in the Common Stock and/or the Company’s preferred stock has been materially disrupted;
     (d) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in the Common Stock and/or the Company’s preferred stock has been materially disrupted;
     (e) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in the Common Stock and/or the Company’s preferred stock has been materially disrupted;
     (f) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, such that market trading in the Common Stock and/or the Company’s preferred stock has been materially disrupted;
     (g) an event occurs and is continuing as a result of which the offering document for such offer and sale of APM Qualifying Securities would, in the reasonable judgment of the Company, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in the reasonable judgment of the Company, is not otherwise required by law and would have a material adverse effect on the business of the Company or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction and the Company has a bona fide reason for keeping the same confidential or its disclosure would impede the ability of the Company to consummate such transaction, provided that no single suspension period contemplated by this paragraph (vii) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (vii) shall not exceed an aggregate of 180 days in any 360-day period; or
     (h) the Company reasonably believes, for reasons other than those referred to in paragraph (g) above, that the offering document for such offer and sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission and the Company is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (h) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (h) shall not exceed an aggregate of 180 days in any 360-day period.
The definition of “Market Disruption Event” as used in any securities or combination of securities that constitute Qualifying Securities may include less than all of the paragraphs outlined above, as determined by the Company at the time of issuance of such securities, and in the case of clauses (a), (b), (c) and (d), as applicable to a circumstance where the Company would otherwise endeavor to issue preferred stock, shall be limited to circumstances affecting markets where the Company’s preferred stock trades or where a listing for its trading is being sought.
          “Measurement Date” means, with respect to any redemption or purchase of Shares, the date six months prior to the delivery of notice of such redemption or the date of such purchase.

          “Non-Cumulative” means, with respect to any securities, that the issuer thereof may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.
          “No Payment Provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that include the following:
     (a) an Alternative Payment Mechanism;
     (b) an Optional Deferral Provision modified and supplemented from the general definition of that term to provide that:
     (i) the issuer of such securities may, in its sole discretion, or (if the Company elects to so provide in the terms of such securities) shall in response to a directive or order from any applicable regulatory authority, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event has occurred and is continuing, ten years, without any remedy other than Permitted Remedies and the obligations (and limitations on obligations) described in the definition of “Alternative Payment Mechanism” applying; and
     (ii) if the Company becomes subject to a bankruptcy, insolvency, receivership or similar proceeding prior to the redemption or repayment of such securities, the holders of such securities will have no claim to any deferred and unpaid Distributions exceeding (x) if the APM Qualifying Securities include only Common Stock or rights to acquire Common Stock and do not include Qualifying Non-Cumulative Perpetual Preference Shares, 25% of the principal or stated amount of such securities then outstanding and (y) if the APM Qualifying Securities include Qualifying Non-Cumulative Perpetual Preference Shares, two years of Distributions on such securities; provided, however, that if the APM Qualifying Securities include Qualifying Non-Cumulative Perpetual Preference Shares and, accordingly, clause (y) applies, holders of such securities may have an additional preferred equity claim in respect of deferred and unpaid distributions which are in excess of two years of Distributions that is senior to the Company’s common stock and is or would be pari passu with any Qualifying Non-Cumulative Perpetual Preference Shares up to the amount equal to their pro rata shares of any unused portion of the Preferred Cap (as defined in the definition of “Alternative Payment Mechanism”).
          “Notes” has the meaning specified in Recital A.

          “NRSRO” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act.
          “Offering Memorandum” has the meaning specified in Recital A.
          “Optional Deferral Provision” means, as to any securities or combination of securities (together in this definition, “securities”), a provision in the terms thereof or of the related transaction agreements to the effect that the issuer of such securities may in its sole discretion, or shall in response to a directive order from any applicable regulatory authority, defer or skip in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to ten years without any remedy other than Permitted Remedies.
          “Permitted Remedies” means, with respect to any securities, one or more of the following remedies:
     (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded);
     (b) complete or partial prohibitions on the issuer paying Distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to Distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid; and
     (c) provisions obligating the Company to cause, or use commercially reasonable efforts to cause, such unpaid Distributions to be paid in full pursuant to an Alternative Payment Mechanism.
          “Person” means any individual, Company, partnership, joint venture, trust, limited liability company or Company, unincorporated organization or government or any agency or political subdivision thereof.
          “Qualifying Capital Securities” means securities (other than Common Stock, rights to acquire Common Stock, Mandatorily Convertible Preference Shares and Debt Exchangeable for Equity) that, in the determination of the Company’s Board of Directors reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:
     (a) in connection with any redemption or purchase of Shares on or prior to December 15, 2016:
     (i) securities issued by the Company or its Subsidiaries that (A) upon the liquidation, dissolution or winding up of the Company rank pari passu with the claims of the Company’s trade creditors and junior to all of the Company’s indebtedness for money borrowed, other than the Company’s indebtedness for money borrowed from time-to-time outstanding that by its terms ranks pari passu with such securities, (B) have a No Payment Provision, (C) have no maturity or a maturity of at least 60 years and (D) either (x) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or (y) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure; or
     (ii) preferred stock (other than the Shares) issued by the Company or its Subsidiaries that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (B) has no maturity or a maturity of at least 60 years, and (C) either (x) is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or (y) has a Mandatory Trigger Provision and is subject to Intent-Based Replacement Disclosure and (D) is Non-Cumulative (except that, for purposes of this clause (D), clause (c) in the definition of “Permitted Remedies” shall not apply); or
     (iii) securities issued by the Company or its Subsidiaries that (A) rank pari passu or junior to other preferred stock of the issuer, (B) have no maturity or a maturity of at least 40 years, (C) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant, (D) have an Optional Deferral Provision and (E) have a Mandatory Trigger Provision; or
     (b) in connection with any redemption or purchase of Shares at any time after December 15, 2016 but on or prior to December 15, 2036:
     (i) securities described under clause (a) of this definition;
     (ii) securities issued by the Company or its Subsidiaries that (A) upon the liquidation, dissolution or winding up of the Company rank pari passu with the claims of the Company’s trade creditors and junior to all of the Company’s indebtedness for money borrowed, other than the Company’s indebtedness for money borrowed from time-to-time outstanding that by its terms ranks pari passu with such securities, (B) have no maturity or a maturity of at least 60 years, (C) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and (D) have an Optional Deferral Provision;
     (iii) securities issued by the Company or its Subsidiaries that (A) upon the liquidation, dissolution or winding up of the Company rank pari passu with the claims of the Company’s trade creditors and junior to all of the Company’s indebtedness for money borrowed, other than the Company’s indebtedness for money borrowed from time-to-time outstanding that by its terms ranks pari passu with such securities, (B) (x) have no maturity or a maturity of at least 60 years and (y) are subject to Intent-Based Replacement Disclosure and (C) have a No Payment Provision;
     (iv) securities issued by the Company or its Subsidiaries that (A) upon the liquidation, dissolution or winding up of the Company rank pari passu with the claims of the Company’s trade creditors and junior to all of the Company’s indebtedness for money borrowed, other than the Company’s indebtedness for money borrowed from time-to-time outstanding that by its terms ranks pari passu with such securities, (B) have no maturity or a maturity of at least 40 years and (C) either (x) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or (y) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure and (D) have a No Payment Provision;
     (v) securities issued by the Company or its Subsidiaries that (A) upon the liquidation, dissolution or winding up of the Company rank pari passu with the claims of the Company’s trade creditors and junior to all of the Company’s indebtedness for money borrowed, other than the Company’s indebtedness for money borrowed from time-to-time outstanding that by its terms ranks pari passu with such securities, (B) have an Optional Deferral Provision, (C) have a Mandatory Trigger Provision and (D) have no maturity or a maturity of at least 60 years;
     (vi) cumulative preferred stock issued by the Company or its Subsidiaries that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (B) (x) has no maturity or a maturity of at least 60 years and (y) is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant; or
     (vii) other securities issued by the Company or its Subsidiaries that (A) rank upon a liquidation, dissolution or winding-up of the Company either (x) pari passu with or junior to the Shares or (y) pari passu with the claims of the Company’s trade creditors and junior to all of the Company’s long-term indebtedness for money borrowed (other than the Company’s long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of the Company), (B) have an Optional Deferral Provision and (C) either (x) have no maturity or a maturity of at least 40 years, Intent-Based Replacement Disclosure and a Mandatory Trigger Provision or (y) have no maturity or a maturity of at least 25 years and are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and have a Mandatory Trigger Provision; or
     (c) in connection with any repayment, redemption or purchase of Shares at any time after December 15, 2036:
     (i) securities described under clause (b) of this definition;
     (ii) preference shares (other than the Shares) issued by the Company that (A) (x) has no maturity or a maturity of at least 50 years and (y) is subject to Intent-Based Replacement Disclosure and (B) is Non-Cumulative (except that, for purposes of this clause (B), clause (c) in the definition of “Permitted Remedies” shall not apply;
     (iii) securities issued by the Company or its Subsidiaries that (A) upon the liquidation, dissolution or winding up of the Company rank pari passu with the claims of the Company’s trade creditors and junior to all of the Company’s indebtedness for money borrowed, other than the Company’s indebtedness for money borrowed from time-to-time outstanding that by its terms ranks pari passu with such securities, (B) either (x) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure or (y) have no maturity or a maturity at least 30 years and are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and (C) are Non-Cumulative;
     (iv) securities issued by the Company or its Subsidiaries that (A) upon the liquidation, dissolution or winding up of the Company rank pari passu with the claims of the Company’s trade creditors and junior to all of the Company’s indebtedness for money borrowed, other than the Company’s indebtedness for money borrowed from time-to-time outstanding that by its terms ranks pari passu with such securities, (B) have an Optional Deferral Provision, (C) have a Mandatory Trigger Provision and (D) (x) have no maturity or a maturity at least 30 years and (y) are subject to Intent-Based Replacement Disclosure; or
     (v) cumulative preferred stock issued by the Company or its Subsidiaries that either (A) (x) has no maturity or a maturity of at least 60 years and (y) are subject to Intent-Based Replacement Disclosure or (B) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant.
          “Qualifying Non-Cumulative Perpetual Preference Shares” means non-cumulative preference shares of the Company that rank pari passu with or junior to all other outstanding preference shares of the Company, are perpetual and are subject to either a replacement capital covenant substantially similar to this Replacement Capital

Covenant or provide for mandatory deferral tied to the breach of certain financial triggers and are subject to Intent-Based Replacement Disclosure, and in each case as to which the transaction documents provide for no remedies as a consequence of non-payment of Distributions other than Permitted Remedies (except for those provided under clause (c) of the definition thereof).
          “Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if the Company elects to redeem, or the Company or a Subsidiary of the Company elects to repurchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption or repurchase the aggregated outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption or repurchase date, (c) if such Covered Debt, in the aggregate, has an outstanding principal amount of less than $100,000,000, the date on which the Company issues additional long term indebtedness that qualifies as Eligible Subordinated Debt or Eligible Senior Debt, (d) the date upon which the Company issues a series of long-term indebtedness for money borrowed with an outstanding principal amount of at least $100,000,000 that is Eligible Debt at a time when the aggregate principal amount of all Covered Debt is less than $100,000,000, and (e) if such Covered Debt does not include Eligible Subordinated Debt of the Company, the date on which the Company issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.
          “Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.
          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Shares” has the meaning specified in Recital B.
          “Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person. As of the date of this Replacement Capital Covenant, RAM Reinsurance Company Ltd is the Company’s only subsidiary.
          “Termination Date” has the meaning specified in Section 4(a).